Exhibit 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL REPORTS
SECOND QUARTER FINANCIAL RESULTS
MIDLAND, Texas, May 4, 2011/PR Newswire/ — Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $78,337,000 for the quarter ending March 31, 2011, the Company’s second quarter of fiscal 2011, compared to $48,585,000 for the same quarter in fiscal 2010, an increase of 61 percent. Net loss for the second quarter of fiscal 2011 was $4,857,000 compared to net loss of $2,706,000 in the same quarter of fiscal 2010. Loss per share for the second quarter of fiscal 2011 was $0.62 compared to loss per share of $0.35 for the second quarter of fiscal 2010. EBITDA for the second quarter of fiscal 2011 was $1,219,000 compared to $2,488,000 in the same quarter of fiscal 2010. As further discussed below, the Company’s second quarter results including the reported loss were exacerbated by adverse weather conditions as well as expenses necessary to fund the Company’s investments in additional OYO channels and its previously announced merger transaction with TGC Industries, Inc.
While revenues in the second quarter of fiscal 2011 increased significantly over the same quarter of fiscal 2010 due in part to an increase in active crew count to twelve crews in fiscal 2011 and higher than normal third-party charges, revenues were severely impacted by extreme weather conditions in Texas, Oklahoma, Arkansas, North Dakota, West Virginia and Pennsylvania from January through mid-March. The harsh weather conditions negatively impacted crew activity and productivity and caused higher than normal equipment damage, which resulted in higher repair expenses. In addition, heavy snowfall in the Northeastern region of the country during the same period forced delays on several projects, which in turn, resulted in unanticipated mobilization costs and crew downtime. The weather impact was most severe on projects contracted in early 2010 which had less favorable weather protection terms. Revenues in the quarter continued to include unusually high third-party charges related to the use of helicopter support services, specialized survey technologies and dynamite energy sources. The higher level of these charges is driven by the Company’s continued operations in areas with limited access such as the Appalachian Basin, East Texas and Arkansas. The Company is reimbursed for these expenses by its clients.
In early January, the Company began taking delivery of the previously announced purchase of 10,000 OYO GSR single-channel units. The 10,000 GSR units were deployed on a large in-process project in East Texas. In early March, the Company leased and began taking delivery of 10,200 additional OYO GSR single-channel units. These additional leased OYO channels were put into service on a large in-process project in South Texas. The transition from cable-based systems to the new OYO systems negatively impacted crew productivity and revenue on both the East Texas and South Texas projects. Since the completion of the transition, crew productivity on these two crews has steadily improved while overall crew expense has decreased except for lease expenses on the second crew.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
The Company has the option to purchase the leased OYO equipment at any time with a significant portion of the lease expense applied to the purchase price. The Company believes it will exercise this purchase option at some point in the future. The Company has recently added approximately 3,650 additional OYO channels under the same lease agreement. The effect of the lease agreement on the second fiscal quarter was approximately $0.06 per share for the month of March. The lease expense will be a recurring cost until the lease agreement is converted to a purchase or the lease is terminated.
On March 20, 2011, the Company entered into a definitive merger agreement with TGC Industries, in which, subject to the terms and conditions set forth in the merger agreement, the Company agreed to acquire TGC in a tax-free, stock-for-stock transaction. Additional details of the proposed transaction are outlined in a press release issued on March 21, 2011. A copy of such press release is available on the Company’s website and the SEC website. During the second fiscal quarter of 2011, the Company recorded expenses of $956,569 related to the proposed transaction contributing approximately $0.12 per share of the Company’s second fiscal quarter loss.
Stephen Jumper, President and CEO of Dawson Geophysical Company, said, “There is no doubt our second quarter was challenging with severe weather conditions for much of the quarter and operational changes on two large channel count projects. While the operational change on these projects had an initial negative impact on our productivity and revenue, we are already starting to see the benefits of this transition. Productivity on the two projects in South and East Texas has improved through April. Overall crew expense is down. And we are very optimistic that these measures will result in long-term operational efficiencies that will allow us to become more productive and to better serve our clients.”
Jumper continued, “We are very excited about the proposed merger with TGC Industries. We believe the combination of the resources and equipment of the two companies, the expanded client base and improvement to our operational logistics will add value to our clients, employees and shareholders.”
Despite inclement weather conditions that negatively impacted crew downtime, demand for the Company’s services remains strong. During the quarter, the Company redeployed the 20,000 channels of cable-based equipment which had been replaced by the OYO GSR equipment on existing crews and on two additional contingent data acquisition crews in order to meet client needs on projects previously delayed for permit or weather issues. The length of time these two contingent crews will be in operation will be determined by demand levels for the Company’s services and channel count requirements Company-wide. The Company now operates in excess of 140,000 channels, which can be configured variably throughout the Company on a project-by-project basis to best meet the operational and geophysical needs of its clients. Upon completion of the merger transaction with TGC, the combined Company will operate in excess of 210,000 channels.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
The Company’s order book has grown to its highest level since late fiscal 2008 with added projects in the Eagle Ford, Bakken, Niobrara and Avalon liquids and oil-rich shales. Activity remains relatively high in the Marcellus, Barnett and Haynesville natural gas shales while demand is increasing in many conventional oil basins. Pricing and contract terms are showing modest improvements as activity levels in the lower 48 states continue to increase. The Company believes it will complete work during fiscal 2011 on several more projects contracted in early 2010 with less favorable contract terms. The delays in starting these projects are primarily related to permit and weather issues. Although our clients may cancel their service contracts on short notice, we believe our current order book reflects commitment levels sufficient to maintain operations for twelve crews through the fall of 2011.
On March 20, 2011, the Board of Directors approved a $5,000,000 increase to the 2011 capital budget, bringing the total amount of the 2011 capital budget to $40,000,000. To date, $36,100,000 of the capital budget has primarily been used to purchase the 10,000 channels of OYO GSR single-channel units, ten INOVA vibrators, geophones and vehicles. The remaining balance of the capital budget will be used for maintenance capital purposes.
Jumper continued, “As commodity prices, in particular oil prices, continue to rise, exploration and production companies are working hard to identify and develop oil and natural gas reservoirs efficiently. Seismic data remains the tool of choice to identify these reservoirs and reduce finding and development costs. Our proposed merger with TGC Industries provides the right combination of resources and equipment to best serve our oil and natural gas clients.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
This press release contains information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income (loss) is presented in the table following the text of this press release.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2010. The Company is also subject to risks related to the proposed transaction with TGC, including risks related to the possibility that the transaction does not close. A discussion of risks and uncertainties related to the proposed transaction will be set forth in a registration statement, including the proxy statement prospectus contained therein, that relates to the proposed transaction and which will be filed by the Company with the Securities and Exchange Commission. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Important Information For Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement between the Company and TGC, including the proposed merger and the proposed issuance of Company common stock in the merger, will, as applicable, be submitted to the shareholders of the Company and TGC for their consideration. The Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and TGC that also constitutes a prospectus of the Company. The Company and TGC will mail the joint proxy statement/prospectus to their respective shareholders. The Company and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (432) 684-3000 or TGC at (972) 881-1099 or c/o Dennard Rupp Gray & Lascar, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.
Participants in the Proxy Solicitation
The Company, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and TGC in connection with the proposed transactions. Information about the directors and officers of the Company is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 15, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

DAWSON GEOPHYSICAL COMPANY
STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	$78,337,000	$48,585,000	$150,990,000	$84,915,000
Operating costs:
Operating expenses	73,733,000	44,428,000	139,893,000	79,147,000
General and administrative	3,414,000	1,792,000	5,592,000	3,646,000
Depreciation	7,735,000	6,695,000	14,867,000	13,172,000

	84,882,000	52,915,000	160,352,000	95,965,000

Loss from operations	(6,545,000)	(4,330,000)	(9,362,000)	(11,050,000)
Other income:
Interest income	6,000	28,000	31,000	58,000
Other income	23,000	95,000	582,000	97,000

Loss before income tax	(6,516,000)	(4,207,000)	(8,749,000)	(10,895,000)
Income tax benefit	1,659,000	1,501,000	2,225,000	3,973,000

Net loss	$(4,857,000)	$(2,706,000)	$(6,524,000)	$(6,922,000)

Basic loss per common share	$(0.62)	$(0.35)	$(0.84)	$(0.89)

Diluted loss per common share	$(0.62)	$(0.35)	$(0.84)	$(0.89)

Weighted average equivalent common shares outstanding	7,797,361	7,779,256	7,793,836	7,775,483

Weighted average equivalent common shares outstanding-assuming dilution	7,797,361	7,779,256	7,793,836	7,775,483

DAWSON GEOPHYSICAL COMPANY
BALANCE SHEETS

	March 31,	September 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,602,000	$29,675,000
Short-term investments	5,500,000	20,012,000
Accounts receivable, net of allowance for doubtful accounts of $155,000 and $639,000 at March 31, 2011 and September 30, 2010, respectively	68,704,000	57,726,000
Prepaid expenses and other assets	11,951,000	7,856,000
Current deferred tax asset	1,795,000	1,764,000

Total current assets	101,552,000	117,033,000

Property, plant and equipment	280,511,000	248,943,000
Less accumulated depreciation	(141,449,000)	(130,900,000)

Net property, plant and equipment	139,062,000	118,043,000

Total assets	$240,614,000	$235,076,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,748,000	$14,274,000
Accrued liabilities:
Payroll costs and other taxes	4,231,000	3,625,000
Other	8,426,000	7,963,000
Deferred revenue	3,994,000	204,000

Total current liabilities	36,399,000	26,066,000

Deferred tax liability	19,188,000	18,785,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 7,918,989 and 7,902,106 shares issued and outstanding at March 31, 2011 and September 30, 2010, respectively	2,640,000	2,634,000
Additional paid-in capital	91,730,000	90,406,000
Accumulated other comprehensive income, net of tax	—	4,000
Retained earnings	90,657,000	97,181,000

Total stockholders’ equity	185,027,000	190,225,000

Total liabilities and stockholders’ equity	$240,614,000	$235,076,000

Reconciliation of EBITDA to Net Loss

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net loss	$(4,857)	$(2,706)	$(6,524)	$(6,922)
Depreciation	7,735	6,695	14,867	13,172
Income tax benefit	(1,659)	(1,501)	(2,225)	(3,973)

EBITDA	$1,219	$2,488	$6,118	$2,277

Reconciliation of EBITDA to Net Cash Provided by Operating
Activities

	Six Months Ended
	March 31,
	2011	2010
	(in thousands)
Net cash provided by operating activities	$3,089	$2,510
Changes in working capital items and other	4,283	763
Noncash adjustments to income	(1,254)	(996)

EBITDA	$6,118	$2,277